Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-152856) of Validus Holdings, Ltd. of our report dated February 18, 2011 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers
PricewaterhouseCoopers
Hamilton, Bermuda
February 18, 2011

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